Exhibit 10.4



                   AMERICAN ECO CORPORATION SECURITY AGREEMENT


This Agreement is made as of May 7, 1999, between


                    AMERICAN ECO CORPORATION, an Ontario corporation ("GRANTOR")


                                                        and


                    GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, on its own behalf and as agent (together wit its successors and assigns, "AGENT") for the financial institutions and other entities that are from time to time signatories, as lenders ("LENDERS") to the Credit Agreement (as hereinafter defined)



RECITALS

A. Pursuant to that certain Credit Agreement dated as of the date hereof among the Persons named therein as Borrowers, Grantor and the other Persons named therein as Credit Parties, Agent and Lenders (as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), Lenders have agreed to make Loans to Borrowers and to incur Letter of Credit Obligations on behalf of Borrowers.

B. Pursuant to a Guarantee dated as of the date hereof, given by Grantor in favour of Agent and Lenders (as from time to time amended, restated, supplemented or otherwise modified, the "GUARANTEE"), Grantor has guaranteed the payment and performance of the obligations of Borrowers, the other Credit Parties, Nucon Ltd. and Canadian Energy Services Limited to Agent and Lenders under the Credit Agreement and the other Loan Documents.

C. In connection with the making of the Loans and the incurrence of Letter of Credit Obligations under the Credit Agreement and as a condition precedent thereto, Lenders require that Grantor shall have executed and delivered this Agreement as security for its obligations under the Guarantee, the Credit Agreement, this Agreement and any of the other Loan Documents.


FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 -- INTERPRETATION


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1.1 TERMS DEFINED IN PPSA. The terms "Chattel Paper", "Document of Title",
"Instrument", "Intangible", "Security", "Proceeds", "inventory", "Accession", "Money", "Account", "financing statement" and "financing change statement" whenever used herein shall be interpreted in accordance with their respective meanings when used in the Personal Property Security Act (Ontario), as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "PPSA". Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof". The term "Proceeds" whenever used herein and interpreted as above shall, by way of example, include trade-ins, equipment, cash, bank accounts, notes, chattel paper, goods, contracts rights, accounts and any other personal property or obligation received when such Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of.

1.2 OTHER DEFINED TERMS. Unless otherwise defined, capitalized terms used herein have the following meanings:

(1) AGREEMENT means this agreement and all schedules attached hereto as the same may be amended, restated, supplemented and otherwise modified from time to time. All uses of the words "hereto", "herein", "hereof", "hereby" and "hereunder" and similar expressions refer to this security agreement and not to any particular section or portion of it.

(2) CREDIT AGREEMENT has the meaning given to it in paragraph A of the Recitals.

(3) COLLATERAL has the meaning given to it in Section 2.1.

(4) CONTRACT has the meaning give to it in the Credit Agreement except that it shall exclude rights evidenced by Chattel Paper, Documents of Title and Instruments.

(5) GUARANTEE has the meaning given to it in paragraph B of the Recitals.

(6) INVENTORY has the meaning given to it in Section 2.1.

(7) OBLIGATIONS means any and all indebtedness, liabilities and obligations, now or hereafter existing, direct or indirect, absolute or contingent, joint or several, as principal or surety, of Grantor to Agent and Lenders or any of them arising under, by virtue of or otherwise in connection with the Guarantee, this Agreement, the Credit Agreement or any other Loan Document.

(8) RECEIVER has the meaning given to it in Section 8.1.

(9) SECURITY INTEREST has the meaning given to it in Section 2.1.

1.3 TERMS DEFINED IN CREDIT AGREEMENT. Other capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement or in Annex "A" thereto.

SECTION 2 -- SECURITY INTEREST

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2.1 GRANT OF SECURITY INTEREST. As continuing collateral security for the due payment and performance by Grantor of all of the Obligations, Grantor hereby grants to Agent for itself and for the benefit of Lenders a security interest (the "SECURITY INTEREST") in all of its right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favour of the Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

          (1)  all Accounts;

          (2) all inventory of whatever kind and wherever situate, including, for greater certainty, all raw materials, work in process or materials used or consumed or to be used or consumed in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies (collectively, "INVENTORY");

          (3)  all Intangibles and General Intangibles;

          (4) all present and future Contracts and contract rights, to the extent relating to Accounts and Inventory including, without limitation, contract rights which evidence or support Accounts or Inventory, choses in action or causes of actions or claims arising out of Accounts or Inventory, agreements or arrangements with sales agents, distributors or the like and/or consignees, deposit accounts, letters of credit, Instruments (relating to Accounts or Inventory), guaranty or warranty claims with respect to Accounts or Inventory;

          (5) all present and future Instruments and other forms of payment relating to or evidencing the payment of money arising out of the sale, lease or other disposition of Inventory or rendition of services in the ordinary course of business, Chattel Paper and Documents of Title; all Money, Securities and Investment Property to the extent relating to any of the foregoing and the proceeds thereof, now or hereafter held or received or held by, or in transit to, Agent, any Lender or any of their respective affiliates or participants, whether for safekeeping, pledge, custody, transmission, collection or otherwise; deposits (general or special) and balances to the extent relating to any of the foregoing; all right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in any of the foregoing, including, without limitation, all goods described in invoices, Documents of Title, Contracts or Instruments with respect to, or otherwise representing or evidencing, any of same, including, without limitation, all returned, reclaimed or repossessed goods; all right, title and interest, and all enforcement and other rights, remedies, and security and liens, in, to and in respect of any of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party,

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               guaranties, or other Contracts of suretyship with respect
               thereto, or deposits or other security for the obligation of any Account Debtor, credit and other insurance to the extent relating to the foregoing;


      (6)      Records;

      (7) all deposit, disbursement, operating and other bank accounts and all deposits therein;

      (8) all Money, cash or cash equivalents of Grantor to the extent related to any of the foregoing; and

      (9) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

2.2 EXCEPTION TO LAST DAY. The Security Interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest Grantor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

2.3 LIABILITY FOR DEFICIENCY. If the Collateral is realized upon and the Security Interest in the Collateral is not sufficient to satisfy all Obligations, Grantor acknowledges and agrees that, subject to the provisions of the PPSA, Grantor shall continue to be liable for any Obligations remaining outstanding and Agent shall be entitled to pursue full payment thereof.

SECTION 3 -- AGENTS AND LENDERS' RIGHTS; LIMITATIONS ON AGENT'S
AND LENDERS' OBLIGATIONS

3.1 CONTINUED LIABILITY OF GRANTOR UNDER LICENSES, ETC. It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting herein of a Security Interest therein or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.2 NOTICE TO ACCOUNT DEBTORS. Agent may at any time without prior notice to Grantor, notify any Account Debtors obligated under any Account of Grantor, parties to any Contracts of Grantor and obligors in respect of Instruments and Chattel Paper, that such Accounts and the right, title and interest of Grantor

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in and under such Contracts, Instruments and Chattel Paper have been assigned to
Agent, and, upon the occurrence of an Event of Default, may notify any such Account Debtors, such parties to any Contracts of Grantor and such obligors that payments shall be made directly to Agent. Upon the request of Agent, Grantor shall so notify such Account Debtors, parties to Contracts and obligors in respect of Instruments and Chattel Paper. Grantor acknowledges that any payments on or other proceeds of Collateral received by Grantor from such Account
Debtors, whether before or after notification of this Security Interest to such Account Debtors and whether before or after the occurrence of a Default or an Event of Default, shall be received and held by Grantor in trust for Agent and shall be turned over to Agent upon request.

3.3 VERIFICATION OF ACCOUNTS. Agent may at any time in Agent's own name or in the name of Grantor communicate with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Agent's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent chartered accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to
Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts;
(iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

SECTION 4 -- REPRESENTATIONS AND WARRANTIES OF GRANTOR

4.1 REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants and so long as this Agreement remains in effect shall be deemed to continuously represent and warrant to Agent and Lenders that:



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         (1)      Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of Ontario and has all requisite power and authority to execute, deliver and perform this Agreement;

         (2)      Grantor's correct legal name is "American Eco Corporation";

         (3) the execution, delivery and performance by Grantor of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action and does not contravene any law or governmental regulation or any contractual restriction binding on or affecting Grantor or any of its property;

         (4) no authorization or approval or other action by, and no notice to or filing with, any governmental body is required for the due execution, delivery and performance by Grantor of this Agreement;

         (5)      this Agreement is a legal, valid and binding obligation of


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                  Grantor, enforceable against Grantor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) the fact that specific performance and injunctive relief may be given at the discretion of the court;

         (6) the Collateral is genuine and owned by Grantor free of all Liens, save for Permitted Encumbrances;

         (7) each Contract, Document of Title, Account, Chattel Paper and Instrument constituting Collateral is enforceable in accordance with its terms against the Account Debtor to pay the same and the amount represented by Grantor to Agent from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defence, set off, claim or counterclaim against Grantor which can be asserted against Agent, or Lenders whether in any proceeding to enforce Collateral or otherwise;

         (8) Grantor's chief executive office, principal place of business, domicile (within the meaning of the Quebec Civil Code), corporate offices, all warehouses and premises where Collateral is stored or located, and the locations of all of its books and records concerning the Collateral and all Account Debtors are set forth on Schedule 4.1(8) hereto;

         (9) the execution, delivery and performance of the obligations under this Agreement and the creation of any security interest in or assignment hereunder of Grantor's rights in the Collateral to Agent will not result in a breach of any agreement to which Grantor is a party or by which Grantor or its property is bound;

         (10) with respect to the Accounts of Grantor, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (iii) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or Agent as required pursuant to the terms of Annex C to the Credit Agreement; (iv) except as specifically disclosed in a current Borrowing Base Certificate delivered to Agent, there are no set-offs, claims or disputes existing or asserted with respect thereto and Grantor has made no agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (v) to Grantor's knowledge, except as specifically




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                  disclosed in a Collateral Report delivered to Agent, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor's books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (vi) to Grantor's knowledge, all Account Debtors have the capacity to contract; (vii) except as specifically disclosed in a Collateral Report delivered to Agent, Grantor has no notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (viii) except as specifically disclosed in a Collateral Report delivered to Agent, Grantor has no knowledge that any Account Debtor is unable generally to pay its accounts as they become due;

         (11) all Inventory purchased by Grantor is purchased free and clear of any and all Liens and other adverse claims other than unpaid suppliers' rights to repossess goods under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) and such suppliers' substantially similar rights under the Civil Code of Quebec;

         (12) with respect to any Inventory scheduled or listed on any statement, Collateral Report or other report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement or any Loan Document, (i) such Inventory is located at one of Grantor's locations set forth on Schedule 4.1(8) hereto, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent's prior consent, and if Agent gives such consent, Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and marketable title to such property and, subject to Section 4.1(11) hereof, such property is not subject to any Lien or security interest or document whatsoever except for the Security Interest granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in a Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such property is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such property by Agent following default, shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Grantor is a party or to which such property is subject; and

         (13) Grantor has no interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule 4.1(13)(A)

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                  hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of this Agreement and of the financing statements listed on Schedule 4.1(13)(B) hereto, with the Canadian Intellectual Property Office, perfected Liens in favour of Agent on Grantor's Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor. Upon completion of the filings referred to in the immediately preceding sentence, all action necessary or desirable to protect and perfect Agent's Lien on Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

SECTION 5 -- COVENANTS OF THE DEBTOR

5.1 COVENANTS. So long as this Agreement remains in effect, Grantor covenants and agrees with Agent and Lenders as follows:

(1) DEFENCE OF COLLATERAL. Grantor shall defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein; shall take all reasonable action to keep the Collateral free from all Liens, except for Permitted Encumbrances or those Liens hereafter approved in writing by Agent, prior to their creation or assumption, and shall not sell, exchange, transfer, assign, lease, license or otherwise dispose of Collateral or any interest therein without the prior written consent of Agent; provided always that, until default Grantor may, in the ordinary course of Grantor's business, sell or lease Inventory and, subject to the

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Credit Agreement and the Canadian Blocked Account Agreement, use Money in the
Disbursement Account.

(2) NOTICE TO AGENT. Grantor shall notify Agent promptly of:

          (a) any change in the information contained herein or in the Schedules hereto relating to Grantor, Grantor's business or Collateral,

          (b)  the details of any significant acquisition of Collateral,

          (c) the details of any claims or litigation affecting Grantor or Collateral,

          (d)  any loss or damage to Collateral, and

          (e) any default by any Account Debtor in payment or other performance of his/her/its obligations with respect to Collateral.

(3) MAINTENANCE OF COLLATERAL. Grantor shall keep Collateral in good order, condition and repair and not use Collateral in violation of the provisions of this Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance; shall keep all agreements, registrations and applications relating to Intellectual Property constituting Collateral and such Intellectual Property used by Grantor in its business in good standing and renew all agreements and registrations as may be necessary or desirable to protect such Intellectual Property, unless otherwise agreed in writing by Agent; and shall apply to

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register all existing and future Intellectual Property constituting Collateral whenever it is commercially reasonable to do so.

(4) FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any all such further instruments and documents (including deeds of hypothec with respect to Collateral located in the Province of Quebec) and take such further actions as Agent may reasonably deem desirable to obtain the full benefits of this Agreement and the other Loan Documents to which Grantor is a party and of the rights and powers herein and therein granted, including (i) filing any financing or continuation statements (or the applicable equivalent) under applicable law with respect to the Liens granted hereunder or under any other Loan Document to which Grantor is a party, and (ii) transferring Collateral to Agent's possession (for the benefit of Agent and Lenders) if such Collateral consists of Documents of Title, Securities, Investment Property, Chattel Paper, Instruments or if a Lien on such Collateral can be perfected only by possession, or if requested by Agent, Grantor also hereby authorizes Agent, for the benefit of Agent and Lenders, to file any such financing or continuation statements (or the applicable equivalent) without the signature of Grantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than cheques and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Agent immediately upon Grantor's receipt thereof.

(5) TAXES. Grantor shall pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of Grantor or Collateral as and when the same become due and payable.

(6) CONDUCT OF BUSINESS. Grantor shall carry on and conduct the business of Grantor in a proper and efficient manner and so as to protect and preserve Collateral and keep, in accordance with Canadian generally accepted accounting principles, consistently applied, proper books of account for Grantor's business as well as accurate and complete records concerning Collateral, and mark any and all such records and Collateral at Agent's request so as to indicate Agent's Security Interest.

(7) ADDITIONAL DOCUMENTS. Grantor shall deliver to Agent from time to time promptly upon request:

     (a) any Documents of Title, Instruments, Securities, Investment Property and Chattel Paper constituting, representing or relating to Collateral,

     (b) all Records or other books of account, records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same,

     (c) all financial statements prepared by or for Grantor regarding Grantor's business, and

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     (d)  such information concerning Collateral, Grantor and Grantor's business and affairs as Agent may reasonably request.

(8) INDEMNIFICATION. In any suit, proceeding or action brought by Agent or any Lender relating to any Account, Chattel Paper, Contract, Document of Title, Intangible or Instrument for any sum owing thereunder or to enforce any provision of any Account, Chattel Paper, Contract, Document of Title, Intangible or Instrument, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable legal fees and expenses), loss or damage suffered by reason of any defence, set-off, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favour of, such obligor or its successors from Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or wilful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

(9) CHANGE OF CORPORATE NAME OR LOCATION. Grantor shall not (1) change its corporate name, or (2) change its chief executive office, principal place of business, domicile (within the meaning of Quebec Civil Code), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days' prior written notice to Agent and after Agent's written acknowledgment that any action requested by Agent in connection therewith, including to continue the perfection of any Liens in favour of Agent, on behalf of Agent and Lenders, or in favour of Agent and Lenders, as appropriate, in any Collateral, has been completed or taken and provided that any such new location shall be in Canada or the United States of America.

(10)     INTELLECTUAL PROPERTY.

     (a) Grantor shall notify Agent immediately if they know or have reason to know that any application or registration relating to any of Grantor's Patents, Trademarks or Copyrights (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or the United States Patent and Trademark Office or the United States Copyright Office or any court) regarding Grantor's ownership of any Patent, Trademark or Copyright, its rights to register the same, or to keep and maintain the same.

     (b) In no event shall Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the Canadian Intellectual Property Office or the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all

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          intellectual property security agreements, as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles and Intangibles of Grantor relating thereto or represented thereby.

     (c) Grantor shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of Grantor's Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits or declarations of use, affidavits of non-contestability and opposition and interference and cancellation proceedings, unless the Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

     (d) In the event that any of Grantor's Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Agent promptly after Grantor learns thereof. Grantor shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

SECTION 6 -- USE AND VERIFICATION OF COLLATERAL

6.1 USE AND VERIFICATION OF COLLATERAL. Subject to compliance with Grantor's covenants contained herein and Section 7.1 hereof, Grantor may, until the occurrence of a Default or an Event of Default, possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of Grantor's business in any manner not inconsistent with the provisions hereof and the other Loan Documents; provided always that Agent shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner Agent may consider appropriate and Grantor agrees to furnish all assistance and information and to perform all such acts as Agent may reasonably request in connection therewith and for such purpose to grant to Agent or its agents access to all places where Collateral may be located and to all premises occupied by Grantor, as contemplated by the Credit Agreement.

SECTION 7 -- SECURITIES

7.1 SECURITIES. If Collateral at any time includes Securities, Grantor authorizes Agent to transfer the same or any part thereof into its own name or that of its nominee(s) so that Agent or its nominee(s) may appear of record as the sole owner thereof. Until the occurrence of a Default or an Event of Default, Agent shall deliver promptly to Grantor all notices or other communications received by it or its nominee(s) as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall issue to Grantor or its order a proxy to vote and take all action with respect to such Securities. After the occurrence of a Default or an Event of Default, Grantor waives all rights to receive any notices or communications received by Agent or its nominee(s) as such registered owner and agrees that no proxy issued by Agent to Grantor or its order as aforesaid shall thereafter be effective.

SECTION 8 -- REMEDIES

8.1 APPOINTMENT OF RECEIVER. Upon the occurrence of and during the continuance of any Default or Event of Default, Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of Agent or not, to be a receiver or receivers (hereinafter called a "RECEIVER", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of Grantor and not Agent or any of Lenders, and neither Agent nor any of Lenders shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Grantor, enter upon, use and occupy all premises owned or occupied by Grantor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Grantor's business or as security for loans or advances to enable the Receiver to carry on Grantor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all Money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent.

8.2 EXERCISE OF RIGHTS BY AGENT. Upon and during the continuance of a Default or Event of Default, Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of
Section 8.1.

8.3 TAKING POSSESSION OF COLLATERAL. Agent may take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon the occurrence of a Default or an Event of Default, Agent may sell, license, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Agent may seem reasonable.

8.4 RIGHTS AND REMEDIES UNDER PPSA. In addition to those rights granted herein and in any other agreement now or hereafter in effect between Grantor and Agent and any Lender and in addition to any other rights Agent or Lenders may have at law or in equity, Agent shall have, both before and after the occurrence of a Default or an Event of Default, all rights and remedies of a secured party under the PPSA. However, Agent shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, Agent shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or proceeds and whether or not in Agent's possession and shall not be liable or accountable for failure to do so.

8.5 COOPERATION OF GRANTOR WITH RESPECT TO TAKING POSSESSION. Grantor acknowledges that Agent or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and Grantor agrees upon request from Agent or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

8.6 COSTS. Grantor agrees to be liable for and to pay all costs, charges and expenses reasonably incurred by Agent, any Lender or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors and auditors costs and other legal expenses and Receiver remuneration), in operating Grantor's accounts, in preparing or enforcing this Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting indebtedness and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by Agent, any Lender or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby.

8.7 NOTICE OF SALE. The Agent will give Grantor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made as may be required by the PPSA.

8.8 GRANT OF LICENCE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

SECTION 9 -- MISCELLANEOUS

9.1 PERFORMANCE BY AGENT. Upon Grantor's failure to perform any of its duties hereunder, Agent may, but shall not be obligated to, perform any or all of such duties, and Grantor shall pay to Agent, forthwith upon written demand therefor, an amount equal to the expense incurred by Agent in so doing plus interest thereon from the date such expense is incurred until it is paid at an annual rate of interest equal to the sum of the Index Rate plus the Applicable Revolver Index Margin plus 2% per annum, as determined by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. For the purposes of the Interest Act (Canada), such rate of interest shall be equivalent to a rate based on a calendar year equal to such rate of interest multiplied by the actual number of days in the calendar year of calculation and divided by 360.

9.2 EXTENSIONS, ETC. Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Grantor, debtors of Grantor, any other Credit Party, sureties and others and with Collateral and other security as Agent may see fit without prejudice to the liability of Grantor or Agent's right to hold and realize the Security Interest. Furthermore, Agent may demand, collect and sue on Collateral in either Grantor's or Agent's name, at Agent's option, and may endorse Grantor's name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral.

9.3 NO WAIVER. No delay or omission by Agent in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Agent may remedy any default by Grantor hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Grantor. All rights and remedies of Agent granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

9.4 WAIVER OF PROTEST. Grantor waives protest of any Instrument constituting Collateral at any time held by Agent on which Grantor is in any way liable and, subject to Section 9.5 hereof, notice of any other action taken by Agent.

9.5 ASSIGNMENT AND ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. In any action brought by an assignee of this Agreement and the Security Interest or any part thereof to enforce any rights hereunder, Grantor shall not assert against the assignee any claim or defence which Grantor now has or hereafter may have against Agent or any Lender. If more than one Grantor executes this Agreement the obligations of such Grantors hereunder shall be joint and several.

9.6 AMENDMENT. Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

9.7 NOTICES. Except as otherwise provided herein, each notice, demand, request, consent, approval, declaration or other communication which shall or may be given hereunder shall be in writing and shall be deemed to have been validly served, given or delivered if served, given or delivered in accordance with
Section 11.10 of the Credit Agreement.

9.8 REMEDIES CUMULATIVE. This Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by Agent and is intended to be a continuing security agreement and shall remain in full force and effect until all Obligations and any extensions or renewals thereof together with interest accruing thereon shall be paid in full.

9.9 HEADINGS. The headings used in this Agreement are for convenience only and are not to be considered a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

9.10 NUMBER AND GENDER. When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

9.11 SEVERABILITY. In the event any provisions of this Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Agreement shall remain in full force and effect.

9.12 EXTENSIONS. Nothing herein contained shall in any way obligate Agent to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations.

9.13 ATTACHMENT. The Security Interest created hereby is intended to attach when this Agreement is signed by Grantor and delivered to Agent.

9.14 AMALGAMATION. Grantor acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term "Grantor" when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby:

         (1) shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated company, and

         (2) shall secure the "Obligations" (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to Agent and Lenders at the time of amalgamation and any "Obligations" of the amalgamated company to Agent and Lenders thereafter arising. The Security Interest shall attach to "Collateral" owned by each company amalgamating with Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

9.15 AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. On the Closing Date, Grantor shall execute and deliver to Agent a power of attorney (the "POWER OF ATTORNEY") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent's interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) it shall not exercise any power of attorney or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any money received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or Lenders shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

9.16 FURTHER ASSURANCES. Grantor hereby authorizes Agent to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any Permitted Encumbrances affecting Collateral or identifying the locations at which Grantor's business is carried on and Collateral and records relating thereto are situate) as Agent may deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve Collateral and, following an Event of Default, to realize upon the Security Interest.

9.17 GOVERNING LAW. This Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the province of Ontario, as the same may from time to time be in effect, including, where applicable, the PPSA.

SECTION 10 -- COPY OF AGREEMENT

10.1 COPY. Grantor hereby acknowledges receipt of a copy of this Agreement.

10.2 WAIVER. To the extent permitted by applicable law, Grantor waives Grantor's right to receive a copy of any financing statement or financing change statement registered by Agent, or of any verification statement with respect to any financing statement or financing change statement registered by Agent.

The parties have executed this Agreement.

                                    AMERICAN ECO CORPORATION


                                    By: /s/ David L. Norris
                                    Name: David L. Norris
                                    Title: Vice President

                                    By:
                                    Name:
                                    Title:


                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By: /s/ Charles D. Chiodo
                                    Name: Charles D. Chiodo
                                    Title: Duly Authorized Signatory